                                                                     EXHIBIT 4.8

     FOURTH AMENDMENT, dated as of December 30, 1996 (this "Amendment"), to the
                                                            ---------
CREDIT AGREEMENT, dated as of November 30, 1993 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among Remington Arms Company, Inc. (f/k/a RACI Acquisition Corporation), a Delaware corporation (the "Borrower"), the several banks and other financial
                           --------
institutions from time to time parties thereto (the "Lenders"), The Chase
                                                     -------
Manhattan Bank ("Chase"), and Union Bank of Switzerland, New York Branch, as co-
                 -----
agents, and Chase, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").
               --------------------


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Borrower has requested the Lenders to amend the Credit Agreement in certain respects;

     WHEREAS, the Lenders have agreed to amend the Credit Agreement to the extent and upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


     SECTION 1.  DEFINITIONS

     1.1  Defined Terms.  Unless otherwise defined herein, terms defined in the
          -------------
Credit Agreement shall be used herein as defined therein.


     SECTION 2.  AMENDMENT OF CREDIT AGREEMENT

     2.1  Amendment of Section 8.1(a) of the Credit Agreement.  Section 8.1(a)
          ---------------------------------------------------
of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "(a)  Maintenance of EBITDA Ratio.  Permit, for any period of four
                ---------------------------
     consecutive fiscal quarters of the Borrower ending on any date set forth below, the EBITDA Ratio of the Borrower and its consolidated Subsidiaries at the last day of such period, to be greater than the ratio set forth opposite such date below:

Period Ended                  Ratio
-------------------------  ------------


     December 31, 1996     10.5  to 1.0

     March 31, 1997        12.0  to 1.0
     June 30, 1997         12.0  to 1.0
     September 30, 1997     9.0  to 1.0
     December 31, 1997      8.0  to 1.0

     March 31, 1998         8.0  to 1.0
     June 30, 1998          8.0  to 1.0
     September 30, 1998     8.0  to 1.0
     December 31, 1998      5.75 to 1.0

     March 31, 1999         5.75 to 1.0
     June 30, 1999          5.75 to 1.0
     September 30, 1999     5.75 to 1.0
     December 31, 1999      5.0  to 1.0

     March 31, 2000         5.0  to 1.0
     June 30, 2000          5.0  to 1.0
     September 30, 2000     5.0  to 1.0
     December 31, 2000      4.0  to 1.0"


          2.2  Amendment of Section 8.1(b) of the Credit Agreement.  Section
               ---------------------------------------------------
8.1(b) of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "(b)  Maintenance of EBITDA.  Permit, for any period of four
                ---------------------
     consecutive fiscal quarters of the Borrower ending on any date set forth below, the amount of EBITDA of the Borrower and its consolidated Subsidiaries for such period, to be less than the amount set forth opposite such date below:

           Period Ending        Amount
         ------------------  ------------

         December 31, 1996   $ 24,000,000

         March 31, 1997      $ 24,000,000
         June 30, 1997       $ 24,000,000
         September 30, 1997  $ 30,000,000
         December 31, 1997   $ 36,000,000

         March 31, 1998      $ 36,000,000
         June 30, 1998       $ 36,000,000
         September 30, 1998  $ 36,000,000
         December 31, 1998   $ 44,000,000

         March 31, 1999      $ 44,000,000
         June 30, 1999       $ 44,000,000
         September 30, 1999  $ 44,000,000
         December 31, 1999   $ 48,000,000

         March 31, 2000      $ 48,000,000
         June 30, 2000       $ 48,000,000
         September 30, 2000  $ 48,000,000
         December 31, 2000   $ 54,000,000"


          2.3  Amendment of Section 8.1(c) of the Credit Agreement.  Section
               ---------------------------------------------------
8.1(c) of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "(c)  Maintenance of Interest Expense Ratio.  Permit, for any period
                -------------------------------------
     of four consecutive fiscal quarters of the Borrower ending on any date set forth below, the Consolidated Interest Expense Ratio at the last day of such period, to be less than the ratio set forth opposite such date below:

Period Ending                 Ratio
-------------------------  ------------

     December 31, 1996     1.0  to 1.0

     March 31, 1997        1.0  to 1.0
     June 30, 1997         1.0  to 1.0
     September 30, 1997    1.2  to 1.0
     December 31, 1997     1.4  to 1.0

     March 31, 1998        1.4  to 1.0
     June 30, 1998         1.4  to 1.0
     September 30, 1998    1.4  to 1.0
     December 31, 1998     1.8  to 1.0

     March 31, 1999        1.8  to 1.0
     June 30, 1999         1.8  to 1.0
     September 30, 1999    1.8  to 1.0
     December 31, 1999     2.15 to 1.0

     March 31, 2000        2.15 to 1.0
     June 30, 2000         2.15 to 1.0
     September 30, 2000    2.15 to 1.0
     December 31, 2000     2.75 to 1.0"


          2.4  Amendment of Section 8.1(d) of the Credit Agreement.  Section
               ---------------------------------------------------
8.1(d) of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "(d)  Maintenance of Net Worth.  Permit, at any time during any test
                ------------------------
     period set forth below, Consolidated Net Worth of the Borrower and its consolidated Subsidiaries to be less than the amount set forth opposite such test period below:

              Test Period                        Amount
              -----------                        ------


     December 31, 1995 - December 30, 1996    $  95,000,000
     December 31, 1996 - December 30, 1997    $  95,000,000
     December 31, 1997 - December 30, 1998    $ 100,000,000
     December 31, 1998 - December 30, 1999    $ 107,700,000
     December 31, 1999 - December 30, 2000    $ 117,000,000"


          2.5  Amendment of Section 8.9 of the Credit Agreement.  Section 8.9 of
               ------------------------------------------------
the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "8.9  Limitation on Capital Expenditures.  Make or commit to make any
                ----------------------------------
     Capital Expenditures (excluding (x) any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations, (y) any reinvestments of Net Cash Proceeds (or amounts equal thereto) not to exceed $15,000,000 in the aggregate during the term of this Agreement received with respect to any Asset Sale which reinvestments are made in accordance with Section 8.6(g) and (z) any reinvestments of Net Cash Proceeds (or amounts equal thereto) received with respect to any Recovery Event which reinvestments are made in accordance with Section 4.4(e)) exceeding in the aggregate for the Borrower and its consolidated Subsidiaries, for any fiscal year of the Borrower (and, with respect to fiscal year 1993, of Remington) set forth below, the amount set forth opposite such fiscal year below:

                Fiscal Year              Amount
                ---------------------  -----------

                 1993                  $11,500,000
                 1994                  $21,000,000
                 1995                  $25,000,000
                 1996                  $20,000,000
                 1997                  $12,000,000
                 1998                  $12,000,000
                 1999                  $15,000,000
                 2000                  $15,000,000

     provided that (i) any Capital Expenditures permitted to be made during any
     --------
     fiscal year (and not carried over from a prior fiscal year) and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year and (ii) Capital Expenditures made during any fiscal year shall be first deemed made in respect of amounts carried over from the prior fiscal year and then deemed made in respect of amounts permitted for such fiscal year."

     SECTION 3.  MISCELLANEOUS

          3.1  Amendment Work Fee.  In connection with the preparation,
               ------------------
execution, and delivery of this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender ("Amendment Lender") who
                                                       ----------------
executes and delivers this Amendment on or prior to the close of business on Monday, December 23, 1996, an amendment fee (the "Amendment Fee") in an amount
                                                  -------------
equal to 0.125% of the sum, for each such Amendment Lender, of (x) the aggregate unpaid principal amount of its Term Loan and (y) its aggregate Revolving Credit Commitment. The Amendment Fee shall be payable in full promptly after the Effective Date.


          3.2  Limited Effect.  Except as expressly amended, modified and
               --------------
supplemented hereby, the Credit Agreement is, and shall remain, in full force and effect in accordance with its terms.


          3.3  Effectiveness.  This Amendment shall become effective as of the
               -------------
date hereof (the "Effective Date") upon receipt by the Administrative Agent of a
                  --------------
counterpart hereof duly executed by the Borrower and the Required Lenders. The Administrative Agent shall notify the Borrower and each Lender of such Effective Date.


          3.4  Counterparts.  This Amendment may be executed by one or more of
               ------------
the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


          3.5  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED
               -------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              REMINGTON ARMS COMPANY, INC. (f/k/a
                                RACI Acquisition Corporation)



                              By:  /s/ Mark Little
                                 -----------------
                                 Title: Vice President


                              The Administrative Agent and a Lender:
                              -------------------------------------

                              THE CHASE MANHATTAN BANK


                              By:  /s/ William J. Caggiano
                                 -------------------------
                                 Title: Managing Director


                              The Lenders:
                              -----------


                              THE BANK OF NEW YORK


                              By:  /s/ Gregory L. Batson
                                 -----------------------
                                 Title: Vice President


                              BANK OF SCOTLAND

                              By:  /s/ Elizabeth Wilson
                                 ------------------------
                                 Title:  Vice President and Branch Manager


                              BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                              By: _______________________
                                 Title:

                              BANQUE PARIBAS


                              By: ________________________
                                 Title:


                              By: ________________________
                                 Title:


                              BAYBANK, N.A.


                              By:  /s/ Hope L. Hayden Kelley
                                 -----------------------------
                                 Title: Vice President


                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By:  /s/ Jon Oldham
                                 ----------------
                                 Title: Assistant Secretary


                              COMERICA BANK


                              By:  /s/ John Costa
                                 ------------------
                                 Title: Vice President


                              CREDIT LYONNAIS, NEW YORK BRANCH


                              By: _________________________
                                 Title:


                              FLEET NATIONAL BANK (formerly known
                                as Shawmut Bank, N.A.)


                              By:  /s/ P.A. Godfrey
                                 ------------------
                                 Title: Managing Director

                              FIRST UNION NATIONAL BANK


                              By:  /s/ Thomas Molitor
                                 --------------------
                                 Title: Vice President


                              GIROCREDIT BANK


                              By:  /s/ John Redding
                                 ------------------
                                 Title: Vice President

                              By:  /s/ Richard Stone
                                 -------------------
                                 Title: First Vice President


                              IBJ SCHRODER BANK & TRUST COMPANY


                              By: ______________________________
                                 Title:


                              MARINE MIDLAND BANK


                              By:  /s/ Thomas McGann
                                 ---------------------
                                 Title: Senior Vice President


                              NATIONAL CITY BANK


                              By:  /s/ Robert C. Rowe
                                 --------------------
                                 Title: Vice President


                              NATIONSBANK


                              By:  /s/ Loy D. Thompson
                                 ---------------------
                                 Title: Senior Vice President


                              PNC BANK - DELAWARE


                              By:  Bruce H. Colbourn
                                 -------------------
                                 Title: Vice President

                              SOCIETE GENERALE


                              By:  /s/ John J. Wagner
                                 --------------------
                                 Title: Vice President


                              UNION BANK OF SWITZERLAND, NEW YORK BRANCH


                              By:  /s/ Jeffrey W. Wald
                                 ---------------------
                                 Title: Vice President


                              By:  /s/ Ruth Y. Webster
                                 ---------------------
                                  Title: Assistant Treasurer


                              U.S. NATIONAL BANK OF OREGON


                              By: _________________________
                                 Title:


                              WELLS FARGO BANK, N.A.


                              By:  /s/ Alan W. Wray
                                 ------------------
                                 Title: Vice President